EXHIBIT 10.6
AMENDMENT NO. 1
          AMENDMENT NO. 1, dated as of May 12, 2008 (this “Amendment”), by and among Tekni-Plex, Inc. (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages hereof (collectively, the “Guarantors” and, together with the Borrower, the “Loan Parties”), Citicorp USA, Inc., as Administrative Agent (in such capacity, the “Administrative Agent”), General Electric Capital Corporation, as Syndication Agent (in such capacity, the “Syndication Agent”), and the lenders party hereto (such lenders referred to collectively herein as the “Lenders”).
WITNESSETH:
          WHEREAS, the Borrower, the Administrative Agent, the Syndication Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of February 14, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
          WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders enter into this Amendment to amend the Credit Agreement as set forth herein;
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
     2. Amendments. Effective as of the First Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
          (a) Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the definitions of “Agreement”, “Consolidated EBITDA” and “Debt Swap” and replacing them in their entirety with the following:
“Agreement” means this Amended and Restated Credit Agreement.
“Consolidated EBITDA” means, for any period, Consolidated Net Income (excluding any non-cash write-up of the value of assets) for such period (a) plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation, amortization and other similar non-cash charges (including, without limitation, non-cash fixed asset impairment charges and non-cash impairment charges in respect of goodwill and other intangible assets), (iv) fees, expenses and restructuring charges incurred in connection with the negotiation and entry into of this Agreement, the Debt Swap and any amendment or forbearance in respect of the Existing Subordinated Notes, the New Senior Secured Notes or the Existing Senior Secured Notes, (v) costs, fees (including professional fees) and expenses incurred in connection with restructuring the business operations of the Borrower and its Subsidiaries in accordance with the business plan provided to the Administrative Agent under Section 3.1(i), (vi) any non-cash loss arising from any sale of assets outside of the ordinary course of business, (vii) fees and expenses of AP Services LLC for the period beginning on the First Amendment Effective Date through and including the date that is four months after the First Amendment Effective Date and (viii) any extraordinary loss; provided, however, that for purposes of determining Consolidated EBITDA for any Test Period during which a Permitted Acquisition has been made, Consolidated EBITDA shall be increased for any Fiscal Quarter which began prior to such Permitted Acquisition and which is included in such Test Period by the amount of Consolidated EBITDA which the Borrower (with the consent of the Agents, such consent not to be unreasonably withheld or delayed) shall determine would have been attributable to the acquired assets for the Fiscal Quarter most recently ended on or prior to the date of such Permitted Acquisition, it being agreed that for the Fiscal Quarter in which the Permitted Acquisition has occurred, such increase shall be prorated to reflect only the days during such Fiscal Quarter prior to the consummation of such Permitted Acquisition and (b) minus the amount of any non-cash gains not otherwise excluded from Consolidated Net Income.
“Debt Swap” means a debt-for-equity swap with certain holders of the Existing Subordinated Notes on terms and conditions specified in Exhibit A to the Restructuring Agreement, as in effect on the First Amendment Effective Date.
          (b) Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “First Amendment” means that certain Amendment No. 1 to this Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Administrative Agent, the Syndication Agent, each other Lender party hereto, and the Guarantors.
     “First Amendment Effective Date” means May 12, 2008, the date on which the First Amendment to this Agreement shall, by its terms, have become effective.
     “Pre-Debt Swap Common Shareholders” means the holders of record of the Borrower’s existing and issued common stock immediately prior to the consummation of the Debt Swap.
     “Pre-Debt Swap Preferred Shareholders” means the holders of record of the Borrower’s existing and issued Series A Preferred Stock immediately prior to the consummation of the Debt Swap.
     “Restructuring Agreement” means that certain Restructuring Agreement, dated as of April 11, 2008, among the Borrower and the other parties signatory thereto, as such agreement was filed with the SEC on April 14, 2008 as Exhibit 10.1 to the Current Report on Form 8-K and without any amendment or other modification thereto (other than to permit the extension of the “Effective Date” thereunder to a date on or prior to June 2, 2008).
     “Restructuring Warrants” means the Series A Warrants, Series B Warrants and Series C Warrants to be issued on the terms described in Exhibit A to the Restructuring Agreement, as in effect on the First Amendment Effective Date.
     “Restructuring Warrant Documents” means the documentation to be entered into by the Borrower and the Pre-Debt Swap Preferred Shareholders in connection with the issuance of the Restructuring Warrants.
          (c) Section 5.1(b) (Quarterly and Monthly Reports) of the Credit Agreement is hereby amended by inserting, in clause (ii) thereof, after the expression “first two fiscal months in each Fiscal Quarter” on the eleventh line thereof, the expression “(or, in the case of the financials due for the fiscal month of May 2008, the period beginning on the first day of such fiscal month and ending on the date upon which the Debt Swap is consummated)”:
          (d) Article 5 (Affirmative Covenants) of the Credit Agreement is hereby amended by adding a new Section 5.15 (Retention of Advisors) as follows:
          “Section 5.15 Retention of Advisors
     The Borrower shall, until the date that is four months after the First Amendment Effective Date, continue to retain the services of AP Services LLC as its restructuring advisor.”
          (e) Section 6.5 (Restricted Payments) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (c) thereto, (ii) deleting the period at the end of clause (d) thereto and replacing it with a semi-colon, and (iii) adding the following as new clauses (e), (f) and (g) immediately after existing clause (d) thereof:
“(e) simultaneously with or promptly after the consummation of the Debt Swap, a distribution not to exceed $250,000 in the aggregate, consistent with the terms of the Restructuring Agreement, to the Pre-Debt Swap Common Shareholders in exchange for the cancellation, redemption or purchase of the common Stock held by such Pre-Debt Swap Common Shareholders;
(f) simultaneously with or promptly after the consummation of the Debt Swap, a distribution not to exceed $10,000 in the aggregate, consistent with the terms of the Restructuring Agreement, to certain Pre-Debt Swap Preferred Shareholders for the redemption of the Series A Preferred Stock held by such Pre-Debt Swap Preferred Shareholders; and
(g) simultaneously with or promptly after the consummation of the Debt Swap, a distribution of Restructuring Warrants, consistent with the terms of the Restructuring Agreement, to the Pre-Debt Swap Preferred Shareholders.”
          (f) Section 6.10 (Limitation on Voluntary Payments and Modifications of Indebtedness and Preferred Stock Documents) of the Credit Agreement is hereby amended by (i) changing the title of such Section 6.10 to “Limitation on Voluntary Payments Under and Modifications to Certain Documents”, (ii) deleting the word “and” at the end of clause (b) thereof, (iii) deleting the period at the end of clause (c) thereof and replacing it with a semi-colon, and (iv) adding the following new clauses (d and (e) immediately after existing clause (c) thereof:
“(d) amend or modify, or permit the amendment or modification of, any Restructuring Warrant Documents if such change or amendment or the effect of such change or amendment would materially increase the obligations of the Borrower or confer additional rights to the holder of such Restructuring Warrant in a manner materially adverse to the Borrower, any of its Subsidiaries, the Administrative Agent or any Lender; and
(e) amend or modify, or permit the amendment or modification of, the Restructuring Agreement, without the consent of each Lender (other than to permit the extension of the “Effective Date” thereunder to a date on or prior to June 2, 2008).”
          (g) Article 6 (Negative Covenants) of the Credit Agreement is hereby amended by adding a new Section 6.18 (Minimum Collateral Availability) as follows:
          “Section6.18 Minimum Collateral Availability
     At all times after December 1, 2008, the Borrower shall maintain a minimum Collateral Availability amount of $5,000,000.”
          (h) Section 7.01(o) (Events of Default) of the Credit Agreement is hereby amended by replacing the date “May 13, 2008” therein with the date “June 2, 2008”.
          3. Consent to Terms of Debt Swap. The terms of the Debt Swap, as set forth in Exhibit A to that certain Restructuring Agreement, dated as of April 11, 2008 (the “Restructuring Agreement”), among the Borrower, the Guarantors and the parties signatory thereto, a copy of which is attached hereto as Annex A, are hereby consented to by each Lender as of the First Amendment Effective Date.
          4. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each of the Borrower, the Guarantors, the Administrative Agent, the Syndication Agent and the other Lenders.
          5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders, on and as of the date hereof, that (a) such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment; (b) this Amendment has been duly executed and delivered by such Loan Party,; (c) this Amendment is the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) as limited by legal or equitable principles of reasonableness, good faith and fair dealing; (d) the copy of the Restructuring Agreement (including, without limitation, Exhibit A thereto) attached hereto as Annex A is true and complete in all respects, and such agreement has not been amended or modified in any respect as of the First Amendment Effective Date (other than to permit the extension of the “Effective Date” thereunder to a date on or prior to June 2, 2008); (e) on the First Amendment Effective Date prior to and after giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be, as so qualified, true and correct in all respects) on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be, as so qualified, true and correct in all respects) as of such earlier date; and (f) on the First Amendment Effective Date prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
          6. Reaffirmation.
          (a) Each Loan Party hereby consents to the execution, delivery and performance of this Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the First Amendment Effective Date, be deemed to be a reference to the Credit Agreement as amended by this Amendment.
          (b) Each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party are reaffirmed, and remain in full force and effect.
          (c) After giving effect to this Amendment, each Loan Party reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement as amended by this Amendment, and shall continue to secure the Secured Obligations, in each case, on and subject to the terms and conditions set forth in the Credit Agreement as amended by this Amendment.
          7. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Credit Agreement and the other Loan Documents. Notwithstanding the foregoing, each Agent and each Lender wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’ or the Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the First Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the First Amendment Effective Date.
          8. Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions. The amendments provided for herein are limited to the specific provisions of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same sections for any other date or purpose.
          9. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, and other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of IntraLinks™ relating to the Amendment.
          10. Choice of Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with the law of the State of New York.
          11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.
          12. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
          13. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          14. Loan Document. This Amendment is a Loan Document.
          15. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TEKNI-PLEX, INC.,
as Borrower

By:	/s/ James E. Condon
Name:	James E. Condon
Title:	Chief Financial Officer

PURETEC CORPORATION
NATVAR HOLDINGS, INC.
TRI-SEAL HOLDINGS, INC.
PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.
BURLINGTON RESINS, INC.
PLASTIC SPECIALTIES AND TECHNOLOGIES
INVESTMENTS, INC.
DISTRIBUTORS RECYCLING, INC.
TPI ACQUISITION SUBSIDIARY, INC.
TP/ELM ACQUISITION SUBSIDIARY, INC.,
as Guarantors

By:	/s/ James E. Condon
Name:	James E. Condon
Title:	Chief Financial Officer

[ Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement]

CITICORP USA, INC., as Administrative Agent and Lender

By:	/s/ Miles D. McManus
Name:	Miles D. McManus
Title:	Vice President and Director

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent and Lender
By:	/s/ Annie Schorr
Name:	Annie Schorr
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement]

WELLS FARGO FOOTHILL, LLC, as Lender
By:	/s/ Juan Barrera
Name:	Juan Barrera
Title:	Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement]